EXHIBIT 4.1


                             AIR METHODS CORPORATION
                     FORM OF COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered
                                                 ---------
into as of November 26, 2003, by and among Air Methods Corporation, a Delaware corporation (the "Company"), and the parties listed on the Schedule of Investors
                  -------
separately  delivered  to  the  Investors  (the  "Schedule  of Investors") (each
                                                  ----------------------
hereinafter, and their permitted assigns, individually referred to as an "Investor" and collectively referred to as the "Investors").
       --                                              ---------

     1.   AGREEMENT  TO  PURCHASE  AND  SELL  STOCK.
          -----------------------------------------

          1.1     Authorization.  As  of  the  Closing  (as  defined  below) the
                  -------------
Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 1,200,000 shares of the Company's Common Stock, $.06 par value (the "Common Stock").
                   -------------

          1.2     Agreement to Purchase and Sell.  The Company agrees to sell to
                  ------------------------------
each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing, the number of shares of Common Stock set forth beside such Investor's name on the Schedule of Investors, at a price of $8.00 per share, and in the aggregate amount for such Investor as set forth on the Schedule of Investors. The shares of Common Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares."
          -----------------

     2.   CLOSING.
          -------

          2.1     The  Closing.  The  purchase  and sale of the Purchased Shares
                  ------------
will take place at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado, 80202, at 8:00 a.m., Mountain Time, on December 1, 2003, or at such other time and place as the Company and Investors who have agreed to purchase a majority of the Purchased Shares listed on the Schedule of Investors mutually agree upon (which time and place are referred to in this Agreement as the "Closing"), provided that the closing may not be
                               -------
delayed for more than five (5) business days without the consent of all Investors. At the Closing, the Investor will purchase the number of Purchased Shares shown on the Schedule of Investors against delivery to the Investor (or its designated custodian) by the Company of a certificate representing such Purchased Shares and/or a copy of the Company's irrevocable instructions to its transfer agent to prepare and issue such certificate, with delivery of such certificate to occur within three (3) business days thereafter. The full purchase price for such Purchased Shares shall be paid at Closing by wire transfer of funds to the Company. The date of the Closing is referred to herein as the Closing Date.

     3.   REPRESENTATIONS  AND  WARRANTIES OF THE COMPANY.  The  Company  hereby
          -----------------------------------------------
represents and warrants to Investor that the statements in the following paragraphs of this Section 3 are all true and correct:

          3.1     Organization,  Good  Standing  and Qualification.  Each of the
                  ------------------------------------------------
Company and its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated, and has all requisite corporate or limited liability company power and authority to conduct its business as currently conducted and to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.
Each of the Company and its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could, individually or in the aggregate, reasonably be expected to have a material adverse effect on, or material adverse change in the business, assets or liabilities, prospects, financial condition, results of operations, or assets of the Company and its subsidiaries, taken as a whole (the "Business") (such effect
                                                         --------
referred  to  as  a "Material Adverse Effect").  For purposes of this Agreement,
                     -----------------------
"Material Adverse Effect" shall not include any effect attributable to changes in the trading prices for the Company's Common Stock or changes in economic conditions affecting the U.S. economy generally.

          3.2   Capitalization.  Immediately  before  the  Closing,  the
                --------------
capitalization  of  the  Company  will  consist  of  the  following:

               (a)     Preferred  Stock.  A total of 5,000,000 authorized shares
                       ----------------
of  Preferred  Stock, $1.00 par value per share (the "Preferred Stock"), none of
                                                      ---------------
which  are  issued  and  outstanding.

               (b)     Common Stock.  A total of 16,000,000 authorized shares of
                       ------------
Common Stock, of which approximately 9,637,109 shares were issued and 9,602,248 shares were outstanding as of September 30, 2003.

               (c)     Options,  Warrants,  Reserved  Shares.  Except  for,  at
                       -------------------------------------
November 6, 2003: (i) 601,003 shares of Common Stock issuable upon exercise of outstanding options under the employee and director Stock Option Plans, (ii) options to purchase an additional 695,829 shares of Common Stock available for grant under these plans, (iii) 150,000 shares of Common Stock available to be used as compensation of directors under the Company's Nonemployee Director Equity Compensation Plan, and (iv) 593,224 shares of Common Stock purchasable upon exercise of outstanding warrants, 576,557 of which are currently exercisable, there were not outstanding at such time any options, warrants, rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. An additional 5,837 shares of Common Stock will become issuable upon completion of this transaction pursuant to the anti-dilution provisions of outstanding warrants. All of such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and all of such options, warrants and other rights to acquire Common Stock have been duly authorized by the Company. None of the outstanding shares of capital stock and options, warrants and other rights to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company.

          3.3     Subsidiaries.  Except  for (i) a 100% equity interest in Mercy
                  ------------
Air  Service,  Inc.,  a  California  corporation  ("Mercy"),  (ii) a 100% equity
                                                    -----
interest  in  Arch  Air  Medical  Service, Inc., a Missouri corporation ("Arch")
                                                                          ----
(iii) a 100% equity interest in Rocky Mountain Holdings, L.L.C., a Delaware limited liability company ("RMH," together, Mercy, Arch, and RMH the
                               ---
"Subsidiaries"), and (iv) a 50% equity interest in Mercy Air, Tri-County, LLC, a
 ------------
California limited liability company ("MATC") the Company does not presently own
                                       ----
or control, directly or indirectly, any interest in any other corporation, limited liability company, partnership, trust, joint venture, association, or other entity. All of the outstanding shares of capital stock of the Subsidiaries have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company.

          3.4     Due  Authorization; No Violation.  All corporate action on the
                  --------------------------------
part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement and the transactions contemplated hereby, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken or will be taken prior to the Closing, no further consent or authorization of the Company or the Board of Directors or its stockholders is required and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation of the Company, as amended to date (the "Charter") or the
                                                                -------
Company's Bylaws or the comparable organizational documents of its Subsidiaries,
(ii) conflict with, result in a violation or breach of, or cause a default (or give rise to any right of termination, cancellation or acceleration), or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or its Subsidiaries, under any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Company or its Subsidiaries is a party, which default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any governmental authority, in each case under this clause (iii) applicable to the Company or its Subsidiaries or any of their respective properties or assets and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The business and operations of the Company and its Subsidiaries have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.5     Valid  Issuance  of Stock.  The Purchased Shares, when issued,
                  -------------------------
sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly authorized and validly issued, fully paid and nonassessable and free and clear of all pledges, taxes, claims, liens, encumbrances and restrictions (other than those arising under federal or state securities laws as a result of the private placement of the Purchased Shares to the Investors) and are not subject to preemptive or other similar rights of any stockholder of the Company, except that in connection with this offering, Prudential Capital Partners, L.P. and Prudential Capital Partners Management Fund, L.P. have a preemptive right to purchase 43,843 shares in the aggregate in order to maintain their percentage ownership in the Company represented by their warrants.

          3.6     Compliance  with  Securities Laws.  Subject to the accuracy of
                  ---------------------------------
the representations made by the Investors in Section 4 hereof, the Purchased Shares (assuming no change in applicable law and no unlawful distribution of Purchased Shares by the Investors or other parties) will be issued to the Investors in compliance with applicable exemptions from (1) the registration and prospectus delivery requirements of the Securities Act and (2) the registration and qualification requirements of all applicable securities laws of the states of the United States.

          3.7     Governmental  Consents.  No  consent,  approval,  order  or
                  ----------------------
authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company or its Subsidiaries is required in connection with the valid execution and delivery of this Agreement, the offer, sale and issuance of the Purchased Shares, or the consummation of the transactions contemplated by this Agreement, except for qualifications or filings under the Securities Act of 1933, as amended (the "Act") and the
                                                                   ---
applicable rules and regulations (the "Rules and Regulations") of the Securities
                                       ---------------------
and  Exchange  Commission  (the  "Commission")  under  the  Act,  and  all other
                                  ----------
applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications (other than those required in connection with the registration of the resale of the Purchased Shares) will be effective on the Closing, and all such filings will be made within the time prescribed by law.

          3.8     Absence  of  Changes.  After  the respective dates as of which
                  --------------------
information is given in the Company's Proxy Statement for the annual meeting of stockholders held on June 11, 2003, the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and the Company's Report on Form 8-K filed on October 31, 2002, as amended by Form 8-K/A-1 filed on December 30, 2002, and the Form 8-K furnished on November 12, 2003 and the description of the Common Stock contained in Registration Statement on Form 8-A No. 1-11153, which became effective on May 20, 1992, respectively (such documents, referred to collectively as the "Disclosure Documents"), there
                                                   --------------------
has not been (i) any Material Adverse Effect on the Business, (ii) any transaction that is material to the Company and its Subsidiaries, taken as a whole, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries, taken as a whole, incurred by the Company or its Subsidiaries, (iv) any change in the outstanding indebtedness of the Company or its Subsidiaries that is material, (v) any dividend declared, paid or made on the capital stock of the Company, (vi) any loss or damage (whether or not insured) to the property of the Company or its Subsidiaries which has been sustained which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (vii) any other event which could reasonably be expected to adversely affect the validity or enforceability of, or the authority or the ability of the Company to perform its obligations under, this Agreement.

          3.9     Litigation.  Except  as disclosed in the Disclosure Documents,
                  ----------
there is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the Company's knowledge, currently threatened)
  ------
against or otherwise affecting the Company or its Subsidiaries , or their respective activities, properties or assets, which (i) is reasonably likely to prevent the consummation of the transactions contemplated hereby or (ii) if adversely resolved against the Company or its Subsidiaries could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, or could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.10     NASDAQ  Listing.  The  Company's  Common  Stock is registered
                   ---------------
pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is listed on the Nasdaq National Market. The Company
       -------------
will use its best efforts to comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Purchased Shares and the listing thereof on the Nasdaq National Market; provided, however, that the Company makes no representations that it will continue to meet all of the requirements for listing of the Common Stock on the Nasdaq National Market. The Company shall use its best efforts to take such actions as may be necessary, and as soon as practicable and in no event later than thirty (30) days after the Closing Date, to file with Nasdaq any necessary application or other document required by Nasdaq in order to list the Purchased Shares on the market on which they are traded and to pay any required listing fees within the required time.

          3.11     Commission Filings.  The Company has filed in a timely manner
                   ------------------
all  reports  and  other  information  required to be filed ("Filings") with the
                                                              -------
Commission pursuant to the Exchange Act during the preceding twelve calendar months. On their respective dates of filing, to the Company's knowledge the Filings complied in all material respects with the requirements of the Exchange Act, and the published rules and regulations of the Commission promulgated thereunder. To the Company's knowledge, on their respective dates of filing, the Filings did not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and all financial statements contained in the Filings fairly present, in all material respects, the financial position of the Company on the dates of such statements and the results of operations for the periods covered thereby in accordance with generally accepted accounting principles consistently applied throughout the periods involved and comparable prior periods, except as otherwise indicated in the notes to such financial statements, subject in the case of unaudited financial statements, to normal year-end audit adjustments.

          3.12     Disclosure.  To  the Company's knowledge, the representations
                   ----------
and warranties made by the Company in this Agreement and the Disclosure Documents when read together do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements herein as a whole not misleading.

          3.13     Governmental  Permits, Etc.  The Company and its Subsidiaries
                   --------------------------
possess all licenses, franchises, governmental approvals, permits or other governmental authorizations (collectively, "Authorizations") relating to the
                                               --------------
operation of the Business, except for those Authorizations the failure of which to possess could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all Authorizations and all laws, ordinances, regulations and decrees which are applicable to the Business, except for such non-compliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.14     Insurance.  The  Company and its Subsidiaries are covered by,
                   ---------
and will continue to be covered by, insurance with companies the Company believes to be responsible and in such amounts and covering such risks as it believes to be adequate for the conduct of the

Business and the value of the Company's and its Subsidiaries' properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect. The Company has no knowledge that any such carrier has grounds or intends to cancel or fail to renew such policies on terms acceptable to the Company.

          3.15     Intellectual  Property.  The  Company or its Subsidiaries own
                   ----------------------
or possess the patents, patent rights, licenses, inventions, copyrights, trade secrets, trademarks, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other rights or interests in items of intellectual property that are material to the Business as operated by the Company and as currently expected to be operated by the Company and such Subsidiaries (collectively, the "Patent and Proprietary Rights"); neither the Company nor any of the
 --------------------------------
Subsidiaries have received notice of any asserted infringement of or material conflict with the rights of others with respect to any of the Patent and Proprietary Rights. To the Company's knowledge, neither the Company nor any of the Subsidiaries infringes upon the proprietary rights of others in any material respect. To the Company's knowledge, none of the patent rights owned or licensed by the Company is unenforceable or invalid.

          3.16     Financial  Statements.  The  financial  statements  of  the
                   ---------------------
Company and the related notes thereto included in the Disclosure Documents present fairly, in all material respects and in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified (except that the unaudited financial statements do not contain all notes required by generally accepted accounting principles and are subject to normal year-end audit adjustments). Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified ("GAAP"), subject in the case of unaudited financial
                              ----
statements, to normal year-end audit adjustments. Except as set forth in the financial statements included in the Disclosure Documents, neither the Company nor any of the Subsidiaries have any material liabilities of any nature (whether accrued, absolute, contingent or otherwise) that are required by GAAP to be included in such financial statements other than liabilities arising after the date of the most recent balance sheet included in such financial statements which were incurred in the ordinary course of business consistent with past practice.

          3.17     Sarbanes-Oxley  Act/Internal  Controls.  The  Company  is  in
                   --------------------------------------
material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") that are effective and has no reason to believe that it will not be in material compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions. The Company has reviewed and evaluated the effectiveness of the Company's disclosure controls and procedures, as defined in Rules 240.13a-14 (c) and 15d-14 (c) promulgated under the Exchange Act. Based on that review and evaluation, the Company has concluded that the Company's current disclosure controls and procedures, as designed and implemented, are reasonably adequate to ensure that the Company's Chief Executive Officer and Chief Financial Officer are provided with material information relating to the Company required to be disclosed in the reports the Company files or submits under the Exchange Act. Additionally, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that

(a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (e) financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles are reliable.

          3.18     Title.  The  Company  and  each of the Subsidiaries have good
                   -----
and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all liens and encumbrances, except (i) as disclosed in the Disclosure Documents, (ii) for liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries or (iii) for equipment leases or operating leases entered into in the ordinary course of the Company's or its Subsidiaries' businesses. Any real property and facilities held under lease by the Company or its Subsidiaries is held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company or its Subsidiaries.

          3.19     Form  S-3.  The Company meets the requirements for the use of
                   ---------
Form S-3 for the registration of the resale of the Purchased Shares and will use its best efforts to maintain S-3 status with the Commission during the Registration Period (as defined in Section 7.2(a)). The Company does not know of any current facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in Section 7.1(d)).

          3.20     Tax Matters.  The Company and its Subsidiaries have filed all
                   -----------
federal, state and local income and franchise and other tax returns required to be filed and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or its Subsidiaries which, individually or in the aggregate, has had (nor does the Company or its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or its Subsidiaries, could, individually or in the aggregate, reasonably be expected to have)  a  Material  Adverse  Effect.

          3.21     Investment  Company.  The  Company  is  not  an  "investment
                   -------------------
company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          3.22     No  General Solicitation; No Integration.  No form of general
                   ----------------------------------------
solicitation or general advertising was used by the Company or, to its knowledge, any other person acting on behalf of the Company, in respect of the Purchased Shares or in connection with the offer and sale of the Purchased Shares. The Company has not sold, offered to sell, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) that is or could be integrated with the sale of the Purchased Shares in a manner that would require the registration of the Purchased Shares under the Act.

          3.23     No  Registration.  Assuming  the  accuracy  of  the
                   ----------------
representations and warranties made by, and compliance with the covenants of, the Investors in Section 4 hereof, no registration of the Purchased Shares under the Act is required in connection with the sale of the Purchased Shares to the Investors as contemplated by this Agreement.

          3.24     Material  Contracts.  All  material  contracts of the Company
                   -------------------
and its Subsidiaries that are required by applicable rules and regulations of the Commission to be filed as exhibits to the Filings ("Material Contracts")
                                                            ------------------
have been so filed and, except for the Material Contracts that have been terminated or are no longer in effect in accordance with their terms, are valid, subsisting, in full force and effect and binding upon the Company or its Subsidiaries and, to the Company's knowledge, the other parties thereto, and the Company or its Subsidiaries have paid in full or accrued all amounts due thereunder and have satisfied in full or provided for all of its liabilities and obligations thereunder in all material respects. Neither the Company nor its Subsidiaries have received notice of a default and is not in default under, or with respect to, any Material Contract. To the knowledge of the Company, no other party to any Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

     4.     REPRESENTATIONS,  WARRANTIES  AND  CERTAIN  AGREEMENTS OF INVESTORS.
            -------------------------------------------------------------------
Each Investor hereby severally and not jointly represents and warrants to, and agrees with, the Company, that:

          4.1     Authorization.  All  action  (corporate  or  otherwise) on the
                  -------------
part of the Investor and its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Investor under, this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

          4.2     Purchase  for  Own  Account.  The  Purchased  Shares  to  be
                  ---------------------------
purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act. If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring Purchased Shares or, if formed for the specific purpose of acquiring Purchased Shares, that each equity holder of such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

          4.3     Disclosure  of  Information.  The Investor has received and/or
                  ---------------------------
had full access to a copy of the Disclosure Documents and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by the Investor under this Agreement. Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3. In connection with its decision to purchase the Purchased Shares, the Investor has relied solely on the Disclosure Documents, the representations, warranties and agreements of the Company set forth in this Agreement, as well as any investigation of the Company completed by the Investor or its advisors; and the Investor has not relied on any oral statement made by the Company.

          4.4     Investment  Experience.  Such  Investor  understands  that the
                  ----------------------
purchase of the Purchased Shares involves substantial risk. Such Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor can bear the economic risk of such Investor's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment, and/or (ii) has a preexisting personal or business relationship with the Company or one or more of its officers or directors.

          4.5     Accredited  Investor  Status.  Such Investor is an "accredited
                  ----------------------------
investor"  within  the  meaning  of  Regulation  D  promulgated  under  the Act.

          4.6     Restricted  Securities.  Such  Investor  understands  that the
                  ----------------------
Purchased Shares are characterized as "restricted securities" under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the Rules and Regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the Commission and understands the resale limitations imposed thereby and by the Act and understands that the Shelf Registration Statement (as defined in Section 7.2(a)) and any other registration statement contemplated by this Agreement to effect the registration of the Purchased Shares for purposes of resale thereunder may never become effective under the Act.

          4.7     Further  Limitations  on  Disposition.  Without  in  any  way
                  -------------------------------------
limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

               (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and the provisions of Section 7 of this Agreement; or

               (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any routine transfer of any Purchased Shares in compliance with Rule 144 or Rule 144A (except that an opinion of counsel may be required for other than routine Rule 144 transactions), or (ii) for any transfer of Purchased Shares by an Investor that is a partnership, limited liability company ("LLC") or a
                                                                    ---
corporation to (A) a partner of such partnership, member of such LLC or stockholder of such corporation on a basis proportionate to their ownership interests in such partnership, LLC or corporation, or (B) the estate of any such partner, member or stockholder, or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided, that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Investor hereunder.

          4.8     Legends.  It  is  understood  that the certificates evidencing
                  -------
the  Purchased  Shares  will  bear  the  legends  set  forth  below:

               (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER
                                                                 ---
THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

               (b) THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF, AND MAY HAVE CERTAIN REGISTRATION RIGHTS PURSUANT TO, THE PROVISIONS OF A PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SHARES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

     The legends set forth in (a) and (b) above shall, upon the request of an Investor, be promptly removed by the Company from any certificate evidencing
Purchased Shares upon delivery to the Company of an opinion of counsel to the Investor, reasonably satisfactory to the Company, that the legended security can be freely transferred in a public sale without a registration statement being in effect under the Act and in compliance with exemption requirements under applicable state securities laws and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares; provided, however, that no such opinion shall be required in connection with routine sales of Purchased Shares pursuant to the Shelf Registration Statement (as defined below) (provided that customary forms of brokers' and sellers' representation letters are provided in connection with such sales) or routine requests for legend removal where the Purchased Shares can be sold by an Investor pursuant to the provisions of Rule
144. In connection with any such opinion, the Investor shall provide such certifications as may be reasonably be deemed necessary for the delivery of such opinion.

          4.9     Resale  Restrictions.  The Investor will not, in a manner that
                  --------------------
violates the Act or Section 4.7, prior to the effectiveness of the Shelf Registration Statement (as defined below), directly or indirectly offer, sell, contract or grant an option to sell, pledge, encumber, or otherwise dispose of or otherwise transfer, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of (whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise) (a "Disposition") any Purchased Shares, and after the effective date of the Shelf
 -----------
Registration Statement the Investor will not make any Disposition of Purchased Shares in violation of the Act.

          4.10      Except  as  disclosed  next  to its name on Schedule 4.10 to
                                                                -------------
this Agreement, such Investor is a "citizen of the United States" as defined in 49 U.S.C. 40102(a)(15) (2003). "Citizen of the United States" means (A) an individual who is a citizen of the United States; (B) a partnership each of whose partners is an individual who is a citizen of the United States; or (C) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

     5.   CONDITIONS  TO  INVESTORS'  OBLIGATIONS  AT  CLOSING.
          ----------------------------------------------------

          5.1     Closing.  The  obligations of each Investor under Section 2 of
                  -------
this Agreement to purchase the Purchased Shares at the Closing are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, and the Company shall use its best efforts to cause such conditions to be satisfied on or before the Closing:

          5.1.1     Representations  and  Warranties  True.  Each  of  the
                    --------------------------------------
representations and warranties of the Company contained in Section 3 qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.1.2     Performance.  The  Company shall have performed and complied
                    -----------
in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

          5.1.3     Compliance Certificate.  The Company shall have delivered to
                    ----------------------
the Investors at the Closing a certificate signed on its behalf by its President, Chief Executive

Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1.1 and 5.1.2 have been fulfilled.

          5.1.4     Registration;  Securities Exemptions.  The offer and sale of
                    ------------------------------------
the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements under the Act and applicable state securities laws, and the rules thereunder (the "Law").
                                           ---

          5.1.5     No  Material  Change.  There  shall  have  been  no Material
                    --------------------
Adverse  Effect  on  the  Business  from  the  date  of  this  Agreement.

          5.1.6     Opinion  of  Counsel.  The  Investors shall have received an
                    --------------------
opinion of counsel to the Company substantially in the form of Exhibit A attached hereto.

          5.1.7     Agreement.  The Company shall have executed and delivered to
                    ---------
the  Investors  this  Agreement.

          5.1.8     No  Suspension  of  Trading or Listing of Common Stock.  The
                    ------------------------------------------------------
Common Stock of the Company (i) shall be designated for quotation or listed on the Nasdaq National Market and (ii) shall not have been suspended from trading on the Nasdaq National Market.

          5.1.9     Good  Standing  Certificates.  The  Company  shall  have
                    ----------------------------
delivered to Investors a certificate of the Secretary of State of the State of Delaware, dated as of a date within five (5) days of the date of the Closing, with respect to the good standing of the Company.

          5.1.10    Secretary's  Certificate.  The Company shall have delivered
                    ------------------------
to the Investors a certificate of the Company executed by the Company's Assistant Secretary attaching and certifying to the truth and correctness of (1) the Company's Certificate of Incorporation, (2) the Company's Bylaws and (3) the resolutions adopted by the Company's Board of Directors in connection with the transactions contemplated by this Agreement.

          5.1.11    No  Statute  or  Rule Challenging Transaction.  No statute,
                    ---------------------------------------------
rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

     6.   CONDITIONS  TO  THE  COMPANY'S  OBLIGATIONS  AT  CLOSING.
          --------------------------------------------------------

          6.1     Closing.  The  obligations of the Company under this Agreement
                  -------
to sell the Purchased Shares to the Investors at the Closing are subject to the fulfillment or waiver, on or before the Closing, of the following conditions, and each Investor shall use its best efforts to cause such conditions to be satisfied on or before the Closing:

          6.1.1     Representations  and  Warranties.  The  representations  and
                    --------------------------------
warranties of the Investor contained in Section 4 qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.1.2     Payment  of  Purchase  Price.  The  Investor  shall  have
                    ----------------------------
delivered to the Company the purchase price for the Purchased Shares specified for such Investor on the Schedule of Investors, in accordance with the provisions of Section 2, subject to the Company's delivery of certificates for such shares.

          6.1.3     Agreement.  The  Investors shall have executed and delivered
                    ---------
to  the  Company  this  Agreement.

     7.     REGISTRATION  RIGHTS.
            --------------------

          7.1     Definitions.  For  purposes  of  this  Agreement:
                  -----------

               (a)     Form  S-3.  The term "Form S-3" means such form under the
                       ---------             --------
Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

               (b)     Holder.  The  term  "Holders"  shall  mean  holders  of
                       ------               -------
Registrable Securities that have registration rights pursuant to this Agreement.

               (c)     Registration.  The  terms  "register,"  "registered," and
                       ------------                --------     ----------
"registration"  refer  to  a  registration  effected  by  preparing and filing a
 ------------
registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

               (d)     Registrable  Securities.  The  term  "Registrable
                       -----------------------               -----------
Securities" means: (1) all of the Purchased Shares, (2) any additional shares issued pursuant to Section 7.2(a) and (3) any shares of Common Stock of the Company issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend, or similar transaction or event, or otherwise as a distribution on, in exchange for or with respect to any of the foregoing; provided, however, that the term "Registrable Securities" shall exclude in all events (and such securities shall not constitute "Registrable Securities") (i) any Registrable Securities sold or transferred by a person in a transaction in which the registration rights granted under this Agreement are not assigned in accordance with the provisions of this Agreement or (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 promulgated under the Act ("Rule 144").
                                               ---------

               (e)     Prospectus.  The  term  "Prospectus"  shall  mean  the
                       ----------               ----------
prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

               (f)     Shelf  Registration  Statement.  See  Section  7.2(a).
                       ------------------------------

          7.2   Form  S-3  Shelf  Registration.
                ------------------------------

               (a)     Registration.  The  Company  shall  prepare and file with
                       ------------
the Commission as soon as practicable but in any event within thirty (30) days following the Closing and use its commercially reasonable efforts (i) to have declared effective as soon as practicable thereafter (but in any event within ninety (90) days after the Closing Date), a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, then another appropriate form) providing for the resale by the Holders of all of the Registrable Securities (the "Shelf Registration Statement"), and (ii) to provide
                             ----------------------------
a transfer agent and registrar for all securities registered pursuant to the Shelf Registration Statement. The Shelf Registration Statement may include securities other than those held by Holders. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective (subject to Section 7.2(b)), pursuant to the Act and the Rules and Regulations promulgated thereunder, until the earliest to occur of (i) the second anniversary of the Closing Date and (ii) as to a particular Holder, such time as all Registrable Securities held by such Holder have been sold (A) pursuant to the Shelf Registration Statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and/or
(C) the date on which such Holder can sell all of its Registrable Securities without registration pursuant to Rule 144(k) (such period, the "Registration
                                                                    ------------
Period").  In  the event that the Shelf Registration Statement shall cease to be
------
effective during the Registration Period, the Company shall promptly prepare and file a new registration statement covering all Registrable Securities and shall use its best efforts to have such registration statement declared effective as soon as practicable. Any such registration statement shall be considered a "Shelf Registration Statement" hereunder.

               (b)     Liquidated  Damages.  In  the  event  that  the  Shelf
                       -------------------
Registration Statement is not filed within 30 days after the Closing or declared effective by the date that is ninety (90) days following the Closing Date, the Company shall pay to each Investor liquidated damages (collectively, the "Liquidated Damages"), in cash, in an amount equal to one percent (1%) of the
 -------------------
total purchase price of the Purchased Shares purchased by such Investor pursuant to this Agreement (a "Liquidated Damages Payment") for each thirty day period
                         --------------------------
(or portion thereof) thereafter, until the Shelf Registration Statement is filed or becomes effective, as the case may be; provided, however that in the case of any such period of less than thirty days the Liquidated Damages Payment shall be calculated on a pro rata basis based on the number of days actually elapsed in such period. Each Liquidated Damages Payment payable in respect of a thirty day period (or portion thereof) shall be paid at the end of such thirty day period (or portion thereof).

               (c)     Lapse and Suspension.   Subject to the provisions of this
                       --------------------
Section 7.2(c), should the Registration Statement's effectiveness lapse for any reason while the Company has any obligation to maintain such effectiveness and the Company does not cure such lapse within 10 business days (the "Cure Period")
                                                                   -----------
by a post-effective amendment or a report filed pursuant to the Exchange Act, the Company shall pay each investor damages at a rate of 1% per month, payable monthly, of the purchase price paid by each Investor, for the period of the lapse beyond such cure period, in cash. Notwithstanding the foregoing, if in the good faith judgment of the Board of Directors of the Company, following the advice of its counsel, it is determined that: (i) it would be detrimental to the Company to effect a registration or for sales to be made from such Registration Statement, or (ii) there exists a material development that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or inadvisable, then the Company will be permitted to suspend the use of the Registration Statement for a period of up to 45 consecutive days in any 180-day period; provided that such suspension periods shall not exceed 90 days (including any Cure Period) in the aggregate during the Registration Period (following which 90 day period the foregoing 1% damages shall begin to accrue). In the event of any suspension of the effectiveness of the Registration Statement or similar event, the Investors will immediately discontinue disposition of the securities underlying the Registration Statement. In such event, the Company will use commercially reasonable efforts to cause the use of the Registration Statement so suspended to be resumed as soon as possible.

               (d)     Liquidated  Damages  not  a Penalty.  The Company and the
                       -----------------------------------
Investor agree that, in the event that under the circumstances described above, the Shelf Registration Statement is not declared effective within ninety (90) days of the Closing, as contemplated in Section 7.2(b) or effectiveness is thereafter suspended as contemplated in Section 7.2(c), it would be impracticable or extremely difficult to fix or determine the Investor's actual damages. Therefore, the Company and the Investor each agree that the amount of the Liquidated Damages has been agreed upon as liquidated damages after negotiation as to the parties' reasonable estimate of the Investor's damages. The Company and the Investor agree that the amount of Liquidated Damages is reasonable in light of the circumstances existing at the execution of this Agreement. The Company and the Investor each acknowledge that the payment of such Liquidated Damages is not intended as a forfeiture or penalty. If the Company fails to immediately pay to the Investor any amounts due under this
Section 7.2, then in addition to any amounts paid or payable pursuant to this Section, the Company shall also pay all reasonable costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to enforce or collect payment, together with interest on such payment at the maximum rate permitted by applicable law, from the date such payment was required to be paid.

               (e)     Expenses.  The registration fees and expenses incurred by
                       --------
the Company in connection with the Shelf Registration Statement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, shall be borne by the Company. Each Holder shall be responsible for any fees and expenses of its counsel or other advisers.

          7.3     Obligations  of the Company.  The Company shall furnish to the
                  ---------------------------
Holder such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Act, and such other documents (including supplements or prospectus amendments) as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by it that are included in such registration. In addition, whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Use commercially reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not now so qualified or has not so consented and (ii) to keep such registration or qualification in effect for so long as the Shelf Registration Statement remains in effect, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder.

               (b) Notify the Holder promptly (and in any event by 4:00 p.m. Mountain Time, by email, fax or other type of communication) (i) on the same day that the Shelf Registration Statement becomes effective (unless the Company receives notice of the effectiveness of the Shelf Registration Statement after 4:00 p.m. Mountain Time, in which case the Company shall notify the Holder by 4:00 p.m. on the next business day), (ii) within one business day after any request by the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (iii) on the same day of the issuance by the Commission or any other federal or state governmental authority of any stop order or similar action suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose (unless the Company receives notice of the issuance of any stop order or similar action after 4:00 p.m. Mountain Time, in which case the Company shall notify the Holder by 4:00 p.m. on the next business day), and (iv) within one business day after the receipt by the Company from the Commission or any other federal or state governmental authority of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

               (c) Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as practicable.

               (d) Promptly file such amendments (including post-effective amendments) and supplements to the Shelf Registration Statement and the Prospectus, file such documents as may be required to be incorporated by reference in any of such documents, and take all other actions as may be necessary to ensure to the holders of Registrable Securities the ability to effect the public resale of their Registrable Securities (including, without limitation, taking any actions necessary to ensure the availability of a Prospectus meeting the requirements of Section 10(a) of the Act) continuously throughout the Registration Period; and provide or make available by posting on its website to each holder of Registrable Securities copies of any documents prepared pursuant to the foregoing promptly after such preparation.

          7.4     Furnish Information.  It shall be a condition precedent to the
                  -------------------
obligations of the Company to take any action pursuant to Section 7.2 or Section
7.3 that the Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities (and, when necessary, furnish updated information) as shall be required to timely effect (and maintain the effectiveness of) the registration of its Registrable Securities.

          7.5     Indemnification.  For  the  purposes  of this Section 7.5, the
                  ---------------
term "registration statement" shall include any preliminary or final Prospectus, exhibit, supplement, amendment or other document included in, filed as part of, deemed to be a part of, incorporated by reference in, or otherwise relating to the Shelf Registration Statement referred to in this Section 7.

               (a)     By  the Company.  To the fullest extent permitted by law,
                       ---------------
the Company will defend, indemnify and hold harmless the Investor, each Holder, the officers and directors, trustees, advisors, each person, if any, who controls any Holder and any underwriter for each (as defined in the Act) (such persons and entities collectively referred to as "Holder Indemnified Parties"),
                                                   --------------------------
against any and all losses, claims, expenses (including, without limitation, reasonable legal and other fees and expenses), damages or liabilities (including in settlement of any claim) to which they may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (a "Loss"), insofar as such Losses (or actions in respect
                         ----
thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following (collectively, a "Violation"):
                                                                    ---------

               (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to this Section 7;

               (ii) the omission or alleged omission to state in a registration statement filed pursuant to this Section 7 a material fact required to be stated therein, or necessary to make the statements therein not misleading;

               (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement; or

               (iv) any failure by the Company to fulfill any undertaking included in a registration statement;

and, if the Company elects not to assume the defense as permitted by Section 7.5
(c), the Company will reimburse each Holder Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending or settling, compromising or paying an award granted in any proceeding relating to any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the prior written consent of the Company, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation caused by reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by a Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to all Holder Indemnified Parties unless in the reasonable opinion of counsel a conflict exists among such Holder Indemnified Parties.

               (b)     By  the  Holder.  To the fullest extent permitted by law,
                       ---------------
each Holder (severally and not jointly with any other Holder) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Shelf Registration Statement, and each person, if any, who controls the Company within the meaning of the Act (such persons and entities collectively referred to as "Company Indemnified Parties") against any and all
                               ---------------------------
Losses to which such Company Indemnified Parties may become subject under the Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation is caused by reliance upon and in conformity with written information furnished to the Company by the Holder expressly for the registration statement; and the Holder will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the prior written consent of the Holder; provided further, that the Holder shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and provided further, that no Holder shall be required to pay amounts pursuant to this subsection (b) in excess of the net amount of proceeds received by the Holder from the sale of the Registrable Securities, less the total amount paid by the Holder for such Registrable Securities.

               (c)     Notice.  Promptly  after  receipt by an indemnified party
                       ------
under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party.

               (d)     Defect  Eliminated  in  Final  Prospectus.  The foregoing
                       -----------------------------------------
indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended Prospectus on file with the Commission at the time the registration statement in question becomes effective or in the amended Prospectus filed with the Commission pursuant to

Rule  424(b)  of  the  Commission  (the  "Final  Prospectus"),  such  indemnity
                                          -----------------
agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

               (e)     Contribution.  If  the  indemnification  provided  for in
                       ------------
this Section 7.5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above with respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions or inaccuracies in the representations or warranties of this Agreement or other matters which resulted in any such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if all Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Holder shall be required to contribute any amount in excess of the net amount of proceeds (i.e., proceeds net of underwriting discounts, fees and commissions payable by such Holder) received by the Holder from the sale of the Registrable Securities less the total amount paid by the Holder for such Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section  7.5(e)  are  several  and  not  joint.

               (f)     Survival.  The  obligations of the Company and the Holder
                       --------
under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          7.6     Rule  144  Reporting.  With  a  view  to  making available the
                  --------------------
benefits of certain rules and regulations of the Commission, which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

               (a) Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

               (c) So long as the Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          7.7     Termination  of Company's Obligations.  The Company shall have
                  -------------------------------------
no obligation to register, or maintain, a registration statement governing Registrable Securities and the restrictive legend described in Section 4.8 will be removed from any certificate representing the Purchased Shares, (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement or to or through a broker or dealer or underwriter in a public distribution or public securities transaction, or (ii) with respect to any particular Holder at such time as all Registrable Securities held by such Holder may be sold pursuant to Rule 144(k), as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule, as determined by counsel to the Company pursuant to a written opinion to that effect that is acceptable to the Company's transfer agent and the affected Holders.

     8.     ASSIGNMENT.  Notwithstanding  anything  herein  to the contrary, the
            ----------
registration rights of the Holder under Section 7 hereof shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities who is a Permitted Transferee (as defined below); provided, however, that (a) no party may be assigned any of the foregoing rights until the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; (b) that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement; and
(c) no such assignment or assignments shall increase the obligations of the Company hereunder. For purposes of this Agreement, a "Permitted Transferee"
                                                           --------------------
shall mean any person who (x) is (i) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act; (ii) a partner of such Holder, an affiliate of such Holder or a partner of an affiliate or any corporation, partnership, limited liability company or other entity or person controlling, controlled by, or under common control with, such Holder; or (iii) any other direct transferee from such Holder of at least 25% of the Registrable Securities held by such Holder and (y) is a transferee of the Registrable Securities as permitted under the securities laws of the United States.

     9.     MISCELLANEOUS.
            -------------

          9.1     Survival  of  Warranties.  The representations, warranties and
                  ------------------------
covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, their counsel or the Company, as the case may be.

          9.2     Successors  and  Assigns.  The  terms  and  conditions of this
                  ------------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

          9.3     Governing  Law;  Venue;  Waiver  Of Jury Trail.  ALL QUESTIONS
                  -----------------------------------------------
CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY
SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

          9.4     Counterparts.  This  Agreement  may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.5     Headings.  The  headings  and  captions used in this Agreement
                  --------
are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

          9.6     Notices.  Unless  otherwise  provided,  any notice required or
                  -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by telecopier or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified in the case of the Company, at 7301 South Peoria, Englewood, Colorado 80112,

Attention: Aaron D. Todd, with a copy to Lester R. Woodward, Esq., Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, or in the case of Investor, at the record address for such Investor as reflected on the signature pages to this Agreement, or at such other address as any party may designate by giving ten (10) days advance written notice to the other party. Notices shall be deemed delivered upon delivery if personally delivered, one business day after transmission with confirmation of receipt if sent by telecopier, or three (3) days after deposit in the mails if mailed.

          9.7     No  Finder's  Fees.  Each  party represents that it neither is
                  ------------------
nor will be obligated for any finder's or broker's fee or commission in connection with this transaction; each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible; and the Company agrees to indemnify and to hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          9.8     Costs,  Expenses.  Each  Party's  costs in connection with the
                  ----------------
preparation, execution, delivery and performance of this Agreement (including without limitation legal fees) shall be borne by that party; provided, however that the Company shall reimburse the Investors in the aggregate for up to $10,000 for the fees and expenses of counsel to the Investors.

          9.9     Amendments  and  Waivers.  Any  term  of this Agreement may be
                  ------------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding a majority of the Purchased Shares purchased hereunder; provided, however, that no amendment or waiver of the Company's obligations under Section 7 of this Agreement that materially and adversely affects the rights of a holder of Purchased Shares shall be binding upon that holder unless that holder has consented in writing to such amendment or waiver. Subject to the limitations set forth in the preceding sentence, any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding (even if such Investor or other holder did not vote with respect to, or voted against, such amendment or waiver), each future holder of such securities, and the Company. Subject to the foregoing, the Investors acknowledge that by virtue of this provision, holders of a majority of the Purchased Shares may bind other holders to amendment or waivers that such other holders may have voted to oppose.

          9.10     Severability.  If  one  or  more provisions of this Agreement
                   ------------
are held to be invalid, illegal or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          9.11     Entire Agreement.  This Agreement, together with any exhibits
                   ----------------
and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

          9.12     Further  Assurances.  From  and  after  the  date  of  this
                   -------------------
Agreement, upon the request of an Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          9.13     Termination.
                   -----------

               (a)     By  the  Investors.  Any  Investor  may  terminate  this
                       ------------------
Agreement, with respect to the obligations between itself and the Company, immediately if, at any time prior to the Closing, (i) the Company shall cease conducting business in the normal course; become insolvent or become unable to meet its obligations as they become due; make a general assignment for the benefit of creditors; petition, apply for, suffer or permit with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; avail itself or become subject to any proceeding under the Federal Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolutions or liquidation or (ii) the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 5.1.1 or Section 5.1.2 and
(B)  is incapable of being cured or has not been cured by the Company within ten
(10) calendar days following receipt of written notice of such breach or failure to perform from an Investor.

               (b)     By  the  Company  or  the  Investors.  The Company or any
                       ------------------------------------
Investor, on its own behalf, may terminate this Agreement at any time after December 5, 2003 if the Closing has not occurred prior to such date, or such later date as the Company and Investors having a right to purchase a majority of the Purchased Shares shall have agreed to extend the offering.

               (c)     By the Company.  The Company may terminate this Agreement
                       --------------
with respect to an Investor if such Investor shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.1.1 and (ii) is incapable of being cured or has not been cured by such Investor within ten (10) calendar days following receipt of written notice of such breach or failure to perform from the Company.

          9.14     8-K  Filing.  On  or before the second business day following
                   -----------
the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the "8-K Filing" including all attachments). Until the time of the
                  ----------
8-K Filing, each Investor will treat this offering and this Agreement as confidential and none of its provisions or terms shall be disclosed to anyone who is not an officer or director of an Investor's organization or an Investor's professional advisor.

          9.15     Public  Announcements.  The  parties  agree  that the initial
                   ---------------------
press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. The Investors and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any subsequent press release primarily relating to the transactions contemplated by this Agreement, and shall not issue any such press release prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

          9.16     Heartland  Value  Fund.  The  Company  understands  and
                   ----------------------
acknowledges that Heartland Group, Inc. is entering into this Agreement solely on behalf of the Heartland Value Fund and that any claims that the Company may have against Heartland Group, Inc. under this Agreement or otherwise in connection with the transactions contemplated hereby shall only be made against the assets of the Heartland Value Fund.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

THE COMPANY:                              INVESTOR:
-----------                               --------

Air Methods Corporation,                  ______________________________________
 a Delaware corporation                   Name of Investor



By:    _______________________________    By:    _______________________________


Title: _______________________________    Title: _______________________________

                                          Investment Amount: $__________________

                                          Number of Purchased Shares: __________

                                          Address for Notice:




                           [COUNTERPART SIGNATURE PAGE
                        COMMON STOCK PURCHASE AGREEMENT]

                                  SCHEDULE 4.10
                                  -------------

                                Foreign Ownership

                                    EXHIBIT A
                                    ---------

                               Opinion of Counsel